Exhibit 99.1

News Release

Babcock & Wilcox Enterprises Announces Proposed Public Offering of $125 Million of Senior Notes Due 2026

Proceeds to be used for general corporate purposes, which may include (without limitation) funding potential acquisitions, project-related capital and working capital, and to support clean energy growth initiatives

(AKRON, Ohio – December 6, 2021) – Babcock & Wilcox Enterprises, Inc. ("B&W" or the "Company") (NYSE: BW) announced the commencement of an underwritten registered public offering of $125 million aggregate principal amount of senior notes due 2026 (the “Senior Notes”). B&W expects to grant the underwriters a 30-day option to purchase additional Senior Notes in connection with the offering. The interest rate and certain other terms of the Senior Notes will be determined at the time of the pricing of the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

B&W and the Senior Notes both received a rating of BB+ from Egan-Jones Ratings Company, an independent, unaffiliated rating agency.

The Company expects to use the net proceeds of this offering for general corporate purposes, which may include (without limitation) funding potential acquisitions, project-related capital and working capital and to support clean energy growth initiatives. Pending any specific use, the Company may use any remaining net proceeds to invest in short-term interest-bearing accounts, securities or similar investments.

B. Riley Securities, Inc. is acting as lead book-running manager for the offering. D.A. Davidson & Co., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., William Blair & Company, L.L.C. and EF Hutton, division of Benchmark Investments, LLC are acting as joint book-running managers for the offering. Aegis Capital Corp., Boenning & Scattergood, Inc., Huntington Securities, Inc., InspereX LLC and Wedbush Securities Inc. are acting as co-managers for the offering.

The Senior Notes will be offered under the Company's shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission ("SEC") on November 8, 2021 and declared effective by the SEC on November 22, 2021. The offering will be made only by means of the prospectus supplement dated December 6, 2021 and the accompanying base prospectus dated November 22, 2021, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC. Copies of the preliminary prospectus supplement and the accompanying base prospectus and any free writing prospectus and/or pricing supplement for the offering may be obtained on the SEC's website at www.sec.gov, or by contacting B. Riley Securities by telephone at (703) 312-9580, or by email at prospectuses@brileyfin.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company's public offering of the Senior Notes and intended net proceeds of the offering thereof. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in the Company's periodic filings with the SEC, including, without limitation, the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as applicable) and the prospectus supplement related to the offering of the Senior Notes. These factors should be considered carefully, and the Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About Babcock & Wilcox Enterprises

Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises is a global leader in energy and environmental technologies and services for the power and industrial markets.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox Enterprises	Babcock & Wilcox Enterprises
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com